PURCHASEPRO.COM, INC.

                                  June 28, 2001

     The purpose of this letter ("Offer Letter") is to inform you of the new equity incentive program which the Compensation Committee of the Board of Directors has authorized as a special vehicle to retain the services of senior executive-level individuals essential to the Company's future financial success. The new program will provide you and other selected individuals with the opportunity to replace your outstanding underwater options with a restricted share grant in which you will vest 50% on the date of grant and 50% on March 29, 2002

     Participation in the new program is entirely voluntary, so that you may elect to keep your existing outstanding options rather than to exchange them for a new restricted share grant. Basically, the new program will work as summarized below. Additional information concerning the program may also be found in the attached Question and Answer Summary.

                       SUMMARY OF OPTION EXCHANGE PROGRAM

     You may elect at any time on or before 5:00 p.m. P.D.T. on June 29, 2001 to exchange one or more of your outstanding unexercised option grants (whether vested or unvested) with an exercise price per share in excess of $14.99 for a restricted share grant. Attached Schedule I lists each of your current stock option grants with exercise prices in excess of $14.99 per share. Your election can be made on a individual grant by grant basis, but you cannot elect to replace only part of a particular grant. ONCE MADE, YOUR ELECTION WILL BE IRREVOCABLE.

     The number of shares subject to each restricted share grant will be dependent upon the exercise price of your stock option grant which that restricted share grant replaces. The ratio at which the shares subject to your option ("Option Shares") will be converted into restricted share grants ("Restricted Shares") will be determined in accordance with the following table, with any fractional shares rounded up:

                                                     NUMBER OF OPTION SHARES
         EXERCISE PRICE PER SHARE                CANCELLED PER RESTRICTED SHARE

             $0.00 - $15.00                                 1.10
             $15.01 - $25.00                                1.25
             $25.01 and above                               1.50


     Accordingly, if you were to elect to exchange (i) an option covering 100 shares of the Company's common stock with an exercise price of $12.50 per share and (ii) an option covering 100 shares with an exercise price of $30.00 per share, you would receive a restricted share grant of 91 shares in cancellation of your first option and a restricted share grant of 67 shares for your second option. The exact number of Restricted Shares which would be issuable to you for each of your outstanding options is set forth on attached Schedule I.

     AS A CONDITION TO PARTICIPATION IN THE PROGRAM, YOU MUST ELECT TO EXCHANGE ALL STOCK OPTIONS GRANTED TO YOU AFTER DECEMBER 29, 2000. The retention of any post-December 29, 2000 option grants by you would have an adverse impact upon the Company's financial statements by reason of the recent changes in the accounting treatment applicable to repriced options.

     Each option which you elect to exchange for restricted stock will be cancelled on June 29, 2001, and you will cease to have any further right or entitlement to purchase shares of the Company's common stock under that cancelled option. The shares subject to each of your cancelled options will be returned to the share reserve under the Company's Amended and Restated 1999 Stock Plan and will be used to fund the shares of common stock which are to be issued to you pursuant to your restricted share grant.

     The restricted shares will initially be held by the Company in escrow and will be issued to you as those shares vest. You will be required to deliver to the Company an executed Stock Issuance Agreement for your restricted shares shortly after the June 29, 2001 expiration date of this exchange offer. The form of Stock Issuance Agreement is attached as Schedule II.

     Your restricted stock grant will vest 50% on the date of grant and 50% on March 29, 2002.

     You will recognize immediate taxable income as your restricted shares vest. The amount of your taxable income on each such vesting date will be equal to the closing selling price of the number of shares which vest on that date and the Company will not actually issue the stock certificates for your vested shares until you satisfy the applicable federal and state withholding taxes or arrange for the payment of such taxes through a same-day sale of a portion of your vested shares.

     ASSUME THAT YOU EXCHANGE YOUR OPTION FOR A RESTRICTED SHARE GRANT COVERING 20,000 SHARES. ON MARCH 29, 2002, YOU VEST IN 50% OF THE SHARES SUBJECT TO THAT GRANT -- 10,000 SHARES. IF THE CLOSING SELLING PER SHARE OF THE COMPANY'S COMMON STOCK IS $10.00 PER SHARE ON THAT DATE, THEN YOU WILL RECOGNIZE IMMEDIATE TAXABLE INCOME OF $100,000.00, AND YOU WILL HAVE TO PAY THE COMPANY THE APPLICABLE FEDERAL AND STATE INCOME AND EMPLOYMENT WITHHOLDING TAXES ON THAT INCOME--APPROXIMATELY $35,500.00. THE VESTED SHARES WILL BE REGISTERED UNDER THE FORM S-8 REGISTRATION STATEMENT FOR THE AMENDED AND RESTATED 1999 STOCK PLAN AND CAN BE SOLD IMMEDIATELY IF YOU HAVE A RULE 10b5-1 SELLING PLAN IN PLACE. THE SAME TYPE OF TAX RESULT WILL OCCUR ON EACH SUBSEQUENT VESTING DATE FOR YOUR RESTRICTED SHARE GRANT.

     Alternatively, you may file an election under Internal Revenue Code Section 83(b) to be taxed immediately upon the fair market value of your restricted shares (the closing selling price on the date of issuance). Your election must be made within 30 days after that date. However, if you make such an election, you must pay the Company the withholding taxes due as a result of that election, and should you subsequently leave the Company's employ before you vest in your restricted shares, you will not be entitled to recover any taxes you may have paid in connection with the original issuance of those unvested shares.

     WE STRONGLY URGE YOU TO CONSULT WITH YOUR TAX ADVISOR IN ORDER TO MAKE SURE THAT YOU UNDERSTAND THE TAX CONSEQUENCES OF YOUR PARTICIPATION IN THE PROGRAM.

     You may also want to consider the implementation of a selling plan under SEC Rule 10b5-1 so that a specified number of your shares can be sold on each vesting date in order to provide the funds to satisfy your withholding tax obligations.

     The shares subject to your restricted share grant will be registered under the federal securities laws and will generally be freely tradable upon vesting, subject to:

     1. Any market black-out period imposed by the Company; and

     2. Your compliance (to the extent applicable to you) with the Section 16 short swing profit restrictions (the acquisition of the shares will be an exempt purchase) and the Rule 144 sale requirements (other than the one-year holding period requirement).

     You will NOT become further vested in the shares issued under your restricted share grant following your termination of employment with the Company, AND ALL UNVESTED SHARES YOU HOLD AT THE TIME OF SUCH TERMINATION WILL BE FORFEITED WITHOUT ANY PAYMENT OR OTHER CONSIDERATION DUE YOU FOR THOSE SHARES

     Nothing in this program will confer upon you any right to continue in the employ of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of you or the Company, which rights are hereby expressly reserved by each, to terminate your employment at any time for any reason, with or without cause.

     In order to participate in the program, you must complete the attached Election and return your signed and dated Election, together with attached
Schedule I indicating the option grants you wish to surrender, to Orine Boyd at the Company's corporate headquarters no later than 5:00 p.m. P.D.T. on June 29, 2001.

     As all compensation matters are personal and confidential between the Company and each employee, we ask your cooperation in not discussing this program with anyone else within the Company.

     We are pleased to have made this new option exchange program available to you and hope that you will find your new restricted share grant a valuable addition to your total compensation package. Should you have any further questions concerning your award, please contact Scott E. Wiegand at (702) 316-7000.


                                   Very truly yours,

                                   ______________________________
                                   Richard Clemmer
                                   Chief Executive Officer

                                    ELECTION

     I hereby acknowledge receipt of the Company's Offer Letter of June 28, 2001 informing me of the opportunity to participate in a special equity incentive program pursuant to which I can exchange one or more of my stock options with an exercise price in excess of $14.99 per share (an "Eligible Option") for a restricted share grant in accordance with a pre-established exchange ratio based on the exercise price per share of each Eligible Option. I understand that the restricted share grant will be subject to the same vesting schedule that applied to the stock option that I surrendered.

     I understand that as a condition to my participation in the program, I must elect to exchange all options granted to me after December 29, 2000 (the "Recent Options").

     I hereby irrevocably elect as follows:

____ I elect to exchange all of my Eligible Options and all my Recent Options.

____ I elect to exchange (i) those Eligible Options which I have circled on attached Schedule I plus (ii) all my Recent Options.

_____I elect not to participate in the program and will retain my existing stock options.

     I understand and agree that each of my options which I have elected to exchange under the program will be cancelled on June 29, 2001 and I will have no further right or entitlement to purchase any shares of the Company's common stock pursuant to those cancelled options.

     I further understand and agree that I must deliver an executed Stock Issuance Agreement to the Company with respect to those restricted shares. The form of that agreement is attached as Schedule II.


                                   SIGNATURE:  ____________________________

                                   PRINTED NAME: _________________________

                                   DATED: JUNE _____, 2001

                                   SCHEDULE I

                LIST OF ELIGIBLE AND REQUIRED STOCK OPTION GRANTS


Name:  ________________

_______________________________________________________________________________
                                                              RESTRICTED SHARES
                     OPTION        EXERCISE                      EXCHANGEABLE
 OPTION GRANT        SHARES        PRICE                      FOR OPTION SHARES


      1.


      2.

      3.

      4.



    TOTAL
_______________________________________________________________________________

* Does not include the following Option Grants:

            ____,_____ shares at an exercise price of $__.____

                                   Schedule II

                        Form of Stock Issuance Agreement



                              PurchasePro.com, Inc.
                            Stock Issuance Agreement


     THIS STOCK ISSUANCE AGREEMENT ("Agreement") entered into this 29th day of June 2000, by and between PurchasePro.com, Inc., a Nevada corporation, and __________________, a Participant in the Corporation's Amended and Restated 1999 Stock Plan.

     All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

     A. GRANT OF SHARES

          1. GRANT. Corporation hereby grants to Participant __________ shares of Common Stock (the "Purchased Shares") pursuant to the provisions of the Plan.

          2.  ASSIGNMENT SEPARATE FROM CERTIFICATE.   Concurrently  with  the
     execution of this Agreement, Participant shall deliver a duly executed blank Assignment Separate from Certificate (in the form attached to this Agreement as Exhibit I) with respect to the Purchased Shares.

          3. STOCKHOLDER RIGHTS. Until the Participant forfeits the shares, Participant (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject to the transfer restrictions of this Agreement.

          4. ESCROW. The Corporation shall have the right to hold the Purchased Shares in escrow until those shares have vested in accordance with the Vesting Schedule.

          5. COMPLIANCE WITH LAW. Under no circumstances shall shares of Common Stock or other assets be issued or delivered to Participant pursuant to the provisions of this Agreement unless, in the opinion of counsel for the Corporation or its successors, there shall have been compliance with all applicable requirements of Federal and state securities laws, all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is at the time listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over the issuance and delivery of Common Stock pursuant to this Agreement.

     B. TRANSFER RESTRICTIONS

          1. RESTRICTION ON TRANSFER. Except for any Permitted Transfer, Participant shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are not vested.

          2. RESTRICTIVE LEGEND. The stock certificate for the Purchased Shares shall be endorsed with the following restrictive legend:

          "The shares represented by this certificate are unvested and subject to certain Reversion Rights granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated June 29, 2001 between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of the agreement is maintained at the Corporation's principal corporate offices."

          3. TRANSFEREE OBLIGATIONS. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of the transfer, acknowledge in writing to the Corporation that the person is bound by the provisions of this Agreement and that the transferred shares are subject to the terms of this Agreement to the same extent the shares would be so subject if retained by Participant.

     C. REVERSION RIGHT

          1. GRANT. The Corporation is hereby granted the right (the "Reversion Right"), to reacquire without the payment of any consideration all of the Purchased Shares in which Participant is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule set forth in Paragraph C.3 of this Agreement or the special vesting acceleration provisions of Paragraph C.5 of this Agreement (those shares are subsequently referred to as the "Unvested Shares").

          2. EXERCISE OF THE REVERSION RIGHT. The Reversion Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares. The notice shall indicate the number of Unvested Shares to be reacquired. The certificates representing the Unvested Shares to be reacquired shall be delivered to the Corporation on the date specified for the reacquisition.

          3. TERMINATION OF THE REVERSION RIGHT. The Reversion Right shall terminate with respect to any and all Purchased Shares in which Participant vests in accordance with the following Vesting Schedule:

                    (i) At the time of the  issuance  of the  Purchased  Shares,
               Participant shall acquire a vested interest in, and the Reversion Right shall lapse with respect to, fifty percent (50%) of the Purchased Shares.

                    (ii) Participant shall acquire a vested interest in, and the
               Reversion Right shall lapse with respect to, the remaining Purchased Shares on March 29, 2001.

                    (iii) The  termination by the  Corporation of  Participant's employment with the Company for any reason other than for cause (as such term is defined in Participant's employment agreement dated January 5, 2000).

                    (iv) Participant's  death or Total and Permanent  Disability
               (as defined in Section 2(x) of the Plan).

          4. RECAPITALIZATION. Any new, substituted, or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the Reversion Right and any escrow requirements under this Agreement, but only to the extent the Purchased Shares are at that time covered by the right or escrow requirements. Appropriate adjustments to reflect the distribution shall be made to the number and/or class of securities subject to this Agreement in order to reflect the effect of the Recapitalization upon the Corporation's capital structure.

          5. CHANGE IN CONTROL.

               (a) Immediately prior to the consummation of any Change in Control, the Reversion Right shall automatically lapse in its entirety and the Purchased Shares shall vest in full, except to the extent the Reversion Right is to be assigned to the successor corporation (or its parent) in connection with the Change in Control.

               (b) To the extent the Reversion Right remains in effect following a Change in Control, the right shall apply to the new capital stock or other property (including any cash payments) received in exchange for the Purchased Shares in consummation of the Change in Control, but only to the extent the Purchased Shares are at the time covered by the right. The new securities or other property (including cash payments) issued or distributed with respect to the Purchased Shares in consummation of the Change in Control shall immediately be deposited in escrow with the Corporation (or the successor entity) and shall not be released from escrow until Participant vests in the securities or other property in accordance with the same Vesting Schedule in effect for the Purchased Shares.

     D. SPECIAL TAX ELECTION

          1. SECTION 83(b) ELECTION. Under Code Section 83, the excess of the fair market value of the Purchased Shares on the date the forfeiture restrictions applicable to these shares lapse ("Lapse Date") over the Purchase Price paid for the shares (if any) will be taxable as ordinary income on the Lapse Date. For this purpose, the term "forfeiture restrictions" includes the right of the Corporation to reacquire the Purchased Shares pursuant to the Reversion Right. Participant may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than on the Lapse Date. The election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II TO THIS AGREEMENT. PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME ON THE LAPSE DATE.

          2. FILING RESPONSIBILITY. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

     E. General Provisions

          1. AT WILL EMPLOYMENT. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant's Service at any time for any reason, with or without cause.

          2. NOTICES. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to the notice at the address indicated below the party's signature line on this Agreement or at such other address as the party may designate by ten (10) days advance written notice under this paragraph E.3 to all other parties to this Agreement.

          3. NO WAIVER. The failure of the Corporation in any instance to exercise the Reversion Right shall not constitute a waiver of any other Reversion Rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

          4. CANCELLATION OF SHARES. If the Corporation shall provide the notice of its Reversion Right, then from and after that time, the person from whom the shares are to be reacquired shall no longer have any rights as a holder of the shares. The shares shall be deemed reacquired by the Corporation in accordance with the applicable provisions of this Agreement, and the Corporation shall be deemed the owner and holder of the shares, whether or not the certificates for those shares have been delivered as required by this Agreement.

          5. PARTICIPANT UNDERTAKING. Participant agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Purchased Shares pursuant to the provisions of this Agreement.

          6. AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties to this Agreement with regard to the subject matter of this Agreement. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

          7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without resort to that State's conflict-of-laws rules.

          8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          9. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Participant, Participant's assigns and the legal representatives, heirs and legatees of Participant's estate, whether or not the person shall have become a party to this Agreement and have agreed in writing to join in this Agreement and to be bound by the terms of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                      PURCHASEPRO.COM, INC.


                                      By:______________________________________

                                      Title:___________________________________

                                      Address:_________________________________

                                      _________________________________________


                                      PARTICIPANT


                                      _________________________________________
                                      Signature


                                      Address:_________________________________

                                      _________________________________________

                             SPOUSAL ACKNOWLEDGMENT

     The undersigned spouse of the Participant has read and hereby approves the preceding Stock Issuance Agreement. In consideration of the Corporation's granting the Participant the right to acquire the Purchased Shares in accordance with the terms of the Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of the Agreement, including (without limitation) the right of the Corporation (or its assigns) to reacquire any Purchased Shares in which the Participant is not vested at the time of his or her termination of Service.


                                      _________________________________________
                                      Participant's Spouse

                                      Address:_________________________________

                                      _________________________________________

                                    EXHIBIT I

                      ASSIGNMENT SEPARATE FROM CERTIFICATE



     For value received  ________________  hereby assign(s) and transfer(s) unto

PurchasePro.com,  Inc.  (the  "Corporation"),   ________________  (____________)

shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation  represented by Certificate No. ______________ herewith and do(es) hereby irrevocably constitute and appoint Scott E. Wiegand, Secretary of  the  Corporation,  Attorney  to  transfer  the  stock  on the  books  of the

Corporation with full power of substitution in the premises.

Dated:  June 29, 2001.

                                      Signature _______________________________















INSTRUCTION:  Please do not fill in any blanks  other than the  signature  line.
Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the Reversion Right without requiring additional signatures on the part of Participant.

                                   EXHIBIT II

                           SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treasury Regulation Section 1.83-2.

(1)  The taxpayer who performed the services is:

     Name:     ________________________________________________________________
     Address:  ________________________________________________________________
     Taxpayer Identification Number:  _________________________________________

(2) The property with respect to which the election is being made is ____________ shares of the common stock of PurchasePro.com, Inc.

(3)  The property was issued on June 30, 2001.

(4) The taxable year in which the election is being made is the calendar year 2001.

(5) The property is subject to a Reversion Right pursuant to which the issuer has the right to acquire the property without the payment of any consideration if for any reason taxpayer's service with the issuer terminates. The issuer's Reversion Right will lapse on March 30, 2001.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $________ per share.

(7)  The amount paid for the property is $0 per share.

(8) A copy of this statement was furnished to PurchasePro.com, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)  This statement is executed on ________________________, 2001.


____________________________________  _________________________________________
Spouse (if any)                       Taxpayer


This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Issuance Agreement. This filing should be made by registered or certified mail, return receipt requested. Participant must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

                                    APPENDIX


         The following definitions shall be in effect under the Agreement:

A.   AGREEMENT shall mean this Stock Issuance Agreement.

B.   BOARD shall mean the Corporation's Board of Directors.

C.   COMMON STOCK shall mean shares of the Corporation's common stock.

D.   CODE shall mean the Internal Revenue Code of 1986, as amended.

E.   CHANGE in Control shall have the meaning set forth in the Plan.

F. CORPORATION shall mean PurchasePro.com, Inc., a Nevada corporation, and any successor corporation to all or substantially all of the assets or voting stock of PurchasePro.com, Inc.

G. OWNER shall mean Participant and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Participant.

H. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

I. PARTICIPANT shall mean the person to whom the Purchased Shares are issued under the Plan.

J. PERMITTED TRANSFER shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Participant obtains the Corporation's prior written consent to the transfer or (ii) a transfer of title to the Purchased Shares effected pursuant to Participant's will or the laws of inheritance following Participant's death.

K.   PLAN shall mean the Corporation's Amended and Restated 1999 Stock Plan.

L.   PURCHASED  SHARES shall have the meaning assigned to that term in Paragraph
     A.1.

M. RECAPITALIZATION shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Common Stock as a class without the Corporation's receipt of consideration.

N. REVERSION RIGHT shall mean the right granted to the Corporation in accordance with Article C.

O. SERVICE shall mean the Participant's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, a non-employee member of the board of directors, or an independent consultant.

P. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Q. VESTING SCHEDULE shall mean the vesting schedule specified in Paragraph C.3, pursuant to which the Purchased Shares are to vest over Participant's period of Service.

R.   UNVESTED  SHARES shall have the meaning  assigned to that term in Paragraph
     C.1.